SUPPLEMENTARY TO THE SHARES SALE AGREEMENT DATED JUNE 17, 2021 ("THE SHARES SALE AGREEMENT")

- **VARIATION TO THE SHARES SALE AGREEMENT**

Parties :

1. **HERMALISA BINTI MOHAMAD TAHIR** (Malaysian Identity Card No. 910514-12-5816) (**"the Vendor"**) of Kampung Pasir Putih, Putatan, 88200 Penampang, Sabah, Malaysia of the one part;

2. **BIO RESOURCES LIMITED (LL12628)**, a company incorporated under the Offshore Companies Act 1990 of Malaysia and having its address at Level 1, Lot 7, Block F, Saguking Commercial Building, Jalan Patau-Patau, 87000, Labuan FT, Malaysia (**"the Purchaser"**) of the other part.

1. By a Share Sale Agreement signed between the parties, the Vendor had sold and the Purchaser has purchased from the Vendor all the issued and paid up shares representing 100% equity in a private limited company incorporated under the laws of Malaysia known as GLOBAL RENEWABLES SDN BHD [Registration No. 200601011935 (Company No. 731685-A)] (**"the Company"**) at a Purchase Price of Ringgit Malaysia Twenty Five Thousand (RM25,000.00) only (**"Purchase Consideration"**) upon terms and conditions therein contained.

2. The Purchase Consideration has been fully settled and the shares of the Company has been transferred to the Purchaser.

3. The Share Sale Agreement is to be completed on the 30 June 2021 (**"Completion Date"**).

4. The parties hereto are now mutually desirous of varying the terms of the Agreement in respect to the Completion Date and the Purchase Consideration upon terms and conditions hereinafter provided.

NOW THIS AGREEMENT WITNESSETH as follows:-

1. Interpretation

   Words and phrases when used herein shall have the same meaning as prescribed in the Share Sale Agreement unless otherwise provided for herein.

2. Consideration

   In consideration of the mutual covenants of the parties herein the parties have agreed to vary the terms of the Share Sale Agreement upon terms herein contained, and shall be refundable if the transaction fails to complete.

3. Completion Date

a. The Purchaser is conducting legal due diligence on the acquisition and has requested for extension of time for the Completion Date up to the 30 July 2022.

b. The parties hereby mutuially agree that the Completion Date shall be on or before to the **30 July 2022.**

4. Adjustment to the Purchase Consideration

The parties agree that upon the completion of the legal due diligence review by the Purchaser's representative, the Purchase Consideration may be renegotiated and such renegotiated sum (as the case may be) shall be taken and construed as the Purchase Consideration for the Company and such sum shall be attached hereto as Schedule 1 to be duly signed and initialed by both parties.

5. The Share Sale Agreement to subsist in all other respects

Save as herein provided all other provisions in the Share sale Agreement shall apply to this agreement and the parties shall accordingly be bound by them.

7. Effective Date

This Variation agreement shall take effect from the date the parties hereto execute this agreement.

8. Fees and Costs

The Purchaser shall bear the legal costs and stamp duties for the preparation and stamping of this agreement.

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In witness whereof the Parties have set their hands on this 30 JUN 2021 day of 2021

[VENDOR]

Signed by)
HERMALISA BINTI MOHAMAD TAHIR)
was affixed in the presence of -)
)

Name : MEILEN SINTOH
NRIC No.: 680708-12-5282

Name : HERMALISA BINTI MOHAMAD TAHIR
NRIC No.: 910514-12-5816

[PURCHASER]

THE COMMON SEAL of)
BIO RESOURCES LIMITED)
was affixed in the presence of -)

Director
Name : Anuar Bin Ismail
NRIC No.: 510524-04-5163

Common Seal